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Exhibit 4(n)

Protective Life Insurance Company

PROTECTIVE LIFE INSURANCE COMPANY    /    P. O. BOX 2606        /    BIRMINGHAM, ALABAMA 35202

A STOCK COMPANY                STATE OF DOMICILE: TENNESSEE                (205-268-1000)

ARBITRATION ENDORSEMENT

The Company has issued this endorsement as a part of the Policy to which it is attached.

The Policy is amended by adding the following:

ARBITRATION—THE PARTIES HEREBY ACKNOWLEDGE THAT THE PROVISION OF INSURANCE TAKES PLACE IN AND SUBSTANTIALLY AFFECTS INTERSTATE COMMERCE. THE FEDERAL ARBITRATION ACT PERMITS AND PROMOTES THE USE OF ARBITRATION AS A MEANS OF DISPUTE RESOLUTION IN MATTERS ARISING FROM INTERSTATE COMMERCE. THEREFORE, ANY CONTROVERSY, DISPUTE OR CLAIM BY ANY OWNER, INSURED OR BENEFICIARY, OR THEIR RESPECTIVE ASSIGNS (EACH REFERRED TO HEREIN AS "CLAIMANT"), ARISING OUT OF OR RELATING IN ANY WAY TO THIS POLICY, INCLUDING BUT NOT LIMITED TO THE SOLICITATION OR SALE OF THE POLICY, OR THE PAYMENT OR DENIAL OF ANY CLAIM FOR BENEFITS, SHALL BE SUBMITTED TO BINDING ARBITRATION PURSUANT TO THE PROVISIONS OF THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTION 1, ET SEQ. EXCEPT FOR THE "CONSOLIDATION OF ARBITRATION" PROVISION BELOW, THE ARBITRATION SHALL BE GOVERNED BY THE RULES AND PROVISIONS OF THE DISPUTE RESOLUTION PROGRAM OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"), IN EFFECT AT THE TIME THE CLAIM IS MADE. THE ARBITRATION PANEL SHALL CONSIST OF THREE (3) ARBITRATORS, ONE (1) SELECTED BY THE COMPANY, ONE (1) SELECTED BY THE CLAIMANT AND ONE (1) SELECTED BY THE ARBITRATORS THE PARTIES HAVE SELECTED. THE ARBITRATORS SHALL BE SELECTED PURSUANT TO THE AAA RULES GOVERNING THE ARBITRATION.

CONSOLIDATION OF ARBITRATION—IF ANY CLAIMANT, THE COMPANY OR ANY THIRD-PARTY HAVE ANY DISPUTE BETWEEN OR AMONG ANY OF THEM THAT IS SUBJECT TO ARBITRATION AND THAT IS DIRECTLY OR INDIRECTLY RELATED TO ANY DISPUTE GOVERNED BY THE "ARBITRATION" PROVISION ABOVE, THE CLAIMANT AND THE COMPANY CONSENT TO THE CONSOLIDATION OF THE ARBITRATION PROCEEDINGS. IF THE ARBITRATION AGREEMENT GOVERNING SUCH OTHER ARBITRATION PROCEEDING SELECTS THE FORUM AND RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE NEW YORK STOCK EXCHANGE, INC., THE CLAIMANT AND THE COMPANY SHALL BE DEEMED TO HAVE CONSENTED TO THE JURISDICTION OF SUCH OTHER FORUM TO THE EXTENT ALLOWED BY LAW. IN SUCH CASE, THE PARTIES AGREE TO ABIDE BY THE RULES, PROVISIONS AND INTERPRETATIONS THEREOF, INCLUDING THOSE FOR SELECTION OF ARBITRATORS.

BINDING ARBITRATION—ALL PARTIES UNDERSTAND AND AGREE:

a)
THAT THE ARBITRATION SHALL BE BINDING UPON THE PARTIES; AND,

b)
THAT THE PARTIES ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL; AND,

c)
THAT AN ARBITRATION AWARD MAY ONLY BE REVIEWED AND/OR SET ASIDE IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT.

NO CLAIMANT WILL HAVE THE RIGHT TO PARTICIPATE IN A CLASS ACTION OR ANY OTHER COLLECTIVE OR REPRESENTATIVE PROCEEDING AGAINST THE COMPANY. ONLY A COURT, AND NOT ARBITRATORS, CAN DETERMINE THE VALIDITY OF THIS CLASS ACTION WAIVER.

JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

COST OF ARBITRATION—EACH PARTY SHALL BEAR THE COST OF ITS OWN ARBITRATOR, ATTORNEYS, EXPERTS, WITNESS FEES AND RELATED EXPENSES. THE PARTIES WILL BEAR EQUALLY

THE OTHER EXPENSES OF THE ARBITRATION AND THE THIRD ARBITRATOR. SHOULD THE ARBITRATOR(S) FIND THAT THE DISPUTE IS WITHOUT SUBSTANTIAL JUSTIFICATION, THE ARBITRATOR(S) SHALL HAVE THE AUTHORITY TO ORDER THAT THE COST OF THE ARBITRATION PROCEEDINGS BE BORNE BY THE CLAIMANT.

SEVERABILITY—IF ANY PORTION OF THIS ARBITRATION PROVISION IS DEEMED INVALID OR UNENFORCEABLE, THE REMAINING PORTIONS OF THIS ARBITRATION PROVISION SHALL NEVERTHELESS REMAIN VALID AND IN FORCE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THIS ARBITRATION PROVISION AND THE OTHER PROVISIONS OF THIS AGREEMENT, THIS ARBITRATION PROVISION SHALL GOVERN.

Signed for the Company and made part of the Policy as of the Issue Date.

PROTECTIVE LIFE INSURANCE COMPANY

Secretary

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  Exhibit 4(n)